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As filed with the Securities and Exchange Commission on October 10, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Aon CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-3051915
(State of incorporation)	(I.R.S. Employer Identification No.)

200 East Randolph Street
Chicago, Illinois 60601
(312) 381-1000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Raymond I. Skilling, Executive Vice President and Chief Counsel
Aon Corporation
200 East Randolph Street
Chicago, Illinois 60601
(312) 381-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of communications to:

James T. Seery
Piper Rudnick LLP
1251 Avenue of the Americas
New York, New York 10020
(212) 835-6000

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, par value $1.00 per share	700,000(1)	$18.12(2)	$12,684,000(2)	$1,167(2)

(1)
This amount does not include up to 3,864,824 shares of unsold common stock covered by Registration Statement No. 333-49300.
(2)
The fee was calculated pursuant to Rule 457(c) under the Securities Act of 1933 and was based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on October 7, 2002. Pursuant to Rule 429(b), a filing fee of $32,905 was paid in connection with the filing of Registration Statement No. 333-49300.

        Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus herein is a combined Prospectus and also relates to up to 3,864,824 shares of unsold common stock covered by Registration Statement No. 333-49300 previously filed with the Commission on Form S-3 and declared effective November 15, 2000. This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-49300.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject To Completion, Dated October 9, 2002

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

Aon CORPORATION

4,564,824 SHARES

COMMON STOCK

        This prospectus relates to 4,564,824 shares of common stock of Aon Corporation. The stockholders selling the shares in this offering have the right to determine both the number of shares they will offer and the time or times when they will offer the shares. They may sell the shares at the market price at the time of sale or at such other prices as they may negotiate. All of the shares covered by this prospectus were originally issued by Aon in connection with the acquisition of ASA Acquisition Corp.

        The selling stockholders will receive all of the net proceeds from the sale of the shares offered hereby and will pay all underwriting discounts and selling commissions, if any, applicable to the sale of the shares.

        The common stock is traded on the New York Stock Exchange under the symbol "AOC."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2002.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 233 Broadway, New York, New York 10005. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's Web site at http://www.sec.gov. In addition, you may inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605 and the London Stock Exchange, Old Broad Street, London, England EC2N 1HP. You may find additional information about Aon Corporation and its subsidiaries at our Web site at http://www.aon.com. The information on our web site is not a part of this prospectus.

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities covered by this prospectus are sold by the selling stockholders.

  •
  Annual Report on Form 10-K for the year ended December 31, 2001, as amended by the Annual Report on Form 10-K/A filed on September 27, 2002;

  •
  Proxy Statement for the 2002 Annual Meeting of Stockholders filed March 11, 2002;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, as amended by the Quarterly Report on Form 10-Q/A filed on September 27, 2002;

  •
  Quarterly Report on Form 10-Q for the quarter ended June 30, 2002;

  •
  Current Report on Form 8-K dated April 5, 2002;

  •
  Current Report on Form 8-K dated May 30, 2002;

  •
  Current Report on Form 8-K dated August 8, 2002;

  •
  Current Report on Form 8-K dated August 14, 2002 (Item 5);

  •
  Current Report on Form 8-K dated August 14, 2002 (Item 7);

  •
  Current Report on Form 8-K dated September 20, 2002; and

  •
  The description of Aon Corporation's common stock contained in Item 12 of the registration statement on Form 10 filed on February 19, 1980 (when we were called Combined International Corporation), and any amendment or report which we have filed (or will file after the date of this prospectus and prior to the termination of this offering) for the purpose of updating such description, including Aon Corporation's Current Report on Form 8-K dated April 23, 1987 and Current Report on Form 8-K dated May 9, 2000.

        This prospectus is a part of a registration statement we have filed with the SEC relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC's Public Reference Room or through its Web site.

        You may obtain a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Aon Corporation
200 East Randolph Drive
Chicago, Illinois 60601
Telephone (312) 381-1000
Attention: Corporate Secretary

        You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover of the applicable document. We are not making an offer of the securities in any state where the offer or sale is not permitted.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated or deemed to be incorporated by reference herein contain statements concerning our future results and performance and other matters that are "forward-looking" statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. The words "anticipates," "believes," "estimates," "expects," "plans," "intends" and similar expressions are intended, but are not the exclusive means, to identify these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical or anticipated results, depending on a variety of factors. Potential factors that could impact results include:

  •
  general economic conditions in different countries around the world;

  •
  fluctuations in global equity and fixed income markets;

  •
  changes in commercial property and casualty premium rates;

  •
  the competitive environment;

  •
  the actual cost of resolution of contingent liabilities and other loss contingencies;

  •
  the final execution of our business transformation plan, the ultimate cost and timing of our implementation thereof and the actual cost savings and other benefits resulting therefrom;

  •
  whether we ultimately dispose of some or all of our underwriting operations and the terms and timing thereof;

  •
  rating agency actions;

  •
  the cost and availability of debt and other financing; and

  •
  the events surrounding the terrorist attacks of September 11, 2001, including the timing and resolution of related insurance and reinsurance issues.

        In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus or documents incorporated or deemed to be incorporated by reference herein might not occur. We will not update forward-looking statements even though our situation may change in the future.

THE COMPANY

        We are a holding company whose operating subsidiaries carry on business in three distinct operating segments: (i) insurance brokerage and other services, (ii) consulting and (iii) insurance underwriting.

        Our insurance brokerage and other services segment consists principally of our retail, reinsurance and wholesale brokerage, as well as related insurance services, including claims services, underwriting management, captive insurance company management services and premium financing. These services are provided by subsidiaries of Aon Group, Inc., and certain of our other indirect subsidiaries, including Aon Risk Services Companies, Inc.; Aon Holdings International bv; Aon Services Group, Inc.; Aon Re Worldwide, Inc.; Aon Limited (U.K.); Cananwill, Inc.; and Premier Auto Finance, Inc.

        Our consulting segment provides a full range of human capital management services utilizing five practices: employee benefits, compensation, management consulting, outsourcing and communications. These services are provided primarily by subsidiaries and affiliates of Aon Consulting Worldwide, Inc., which is also a subsidiary of Aon Group.

        Our insurance underwriting segment is comprised of supplemental accident and health and life insurance and extended warranty and casualty insurance products and services. Combined Insurance Company of America engages in the marketing and underwriting of accident and health and life insurance products. Combined Specialty Insurance Company (formerly known as Virginia Surety Company, Inc.) and London General Insurance Company Limited offer extended warranty and casualty insurance products and services.

        We have 550 offices in over 125 countries and sovereignties and nearly 53,000 professionals and employees who serve millions of clients, policyholders and warrantyholders.

        The mailing address of our principal executive offices is 200 East Randolph Street, Chicago, Illinois 60601, and the telephone number of our principal executive offices is (312) 381-1000.

THE OFFERING

Common stock offered by selling stockholders	4,564,824 shares
Common stock outstanding as of October 7, 2002	295,365,361 shares
New York Stock Exchange Symbol	AOC
Use of proceeds	We will not receive any proceeds from the sale of the common stock being offered by this prospectus.

        The purpose of this offering is to register the resale of the shares of common stock received by the selling stockholders, including shares of common stock issued to certain stockholders as contingent merger consideration, in connection with our acquisition of ASA Acquisition Corp., a New Jersey corporation. On October 2, 2000, Aon acquired all of the issued and outstanding common stock of ASA, through the merger of a wholly-owned subsidiary of Aon, with and into ASA. Pursuant to the terms of the merger agreement, Aon is obligated to issue contingent merger consideration in the form of common stock to certain eligible stockholders. In connection with the merger, Aon entered into a registration rights agreement, which requires Aon to use its best efforts to file, and cause to be declared effective, a registration statement for the shares issued in the merger, including those shares issued as contingent merger consideration, and to keep the registration statement continuously effective until the earlier of

  •
  the date on which all of the shares have been sold by the selling stockholders, and

  •
  two years following the date on which such registration statement was declared effective by the SEC.

USE OF PROCEEDS

        The selling stockholders will receive all of the proceeds from any sale of our common stock offered under this prospectus. We will not receive any proceeds from the sale of the common stock offered under this prospectus.

SELLING STOCKHOLDERS

        The following table sets forth:

        (1)  the name of each selling stockholder,

        (2)  the nature of any position, office or other material relationship which each such selling stockholder has had with us or any of our affiliates within the last three years,

        (3)  the number of shares of common stock owned by each such selling stockholder prior to the offering,

        (4)  the number of shares of common stock owned offered for each such selling stockholder's account, and

        (5)  the number of shares of common stock owned by each such selling stockholder after completion of the offering.

        All of the selling stockholders were employees or representatives of ASA at or prior to the date of the merger of ASA with and into a subsidiary of Aon. A substantial majority of the selling stockholders are employed by subsidiaries of Aon. No selling stockholders will own one percent or more of our common stock following the offering.

Selling Stockholder	Number of Shares Owned Prior to Offering	Number of Shares to be Sold	Number of Shares Owned After Offering
Ramanand Achanta	329	329	0
Darius Adams	12	12	0
Terry Adamson	2,344	2,344	0
John Albrecht	31	31	0
Ian Alex	1,109	1,109	0
Vicken Alexanian	289	289	0
Anthony Allen	28	28	0
Michael J. Allen	19	19	0
Sandra Allende	12	12	0
David Alpert	888	888	0
Ruth Anderman-Lanza	477	477	0
Thomas P. Anderson	1,830	1,830	0
Irlande Andre-Johnson	31	31	0
Kristie L. Andresen	976	976	0
Ted Mark Andrews	13,860	13,860	0
Michael Andrews-Kulis	19	19	0
Robert Angelica	17	17	0
Mary Ann Arlt	25,100	25,100	0
Kevin R. Armant	6,025	6,025	0
Paulette Askew	68	68	0
Michelle Atchley	342	342	0
Bradley J. Au	4,436	4,436	0
Aleksander Ayerov	831	831	0
Suresh Babu	56	56	0
Thomas A. Bainbridge	111	111	0
Thomas G. Bainbridge	54,726	54,726	0
Cecilia Baita-Elhattab	11	11	0
John F. Balaban	4,678	4,678	0
Sofia Balios	477	477	0
Ricc Ballard	162	162	0
Brendon M. Banks	102	102	0
Laurie L. Banwart	169	169	0
Randall Barnett	1,441	1,441	0
Kalyan K. Basu	104,991	104,991	0
Bridget C. Bauer	68	68	0
Deborah Beatty	12	12	0
Art Beauchamp	1,405	1,405	0
Franklin B. Becker	194,503	194,503	0
Michele M. Becker	5,637	5,637	0
Michelle L. Belcaro	28	28	0
Janet M. Bellis	8	8	0
June E. Benkiel	68	68	0
Nancy T. Bertram	554	554	0
Nimisha V. Bhatt	477	477	0
Ame R.T. Biggart	1,845	1,845	0
Amy Bigge	318	318	0
Gretchen Bilhardt	1,830	1,830	0
Leonard R. Billa	340	340	0
Ann Marie Black	100	100	0
Jennifer L. Black	318	318	0

Lori A. Black	64	64	0
Charles Blanchard	162	162	0
Jay E. Blumenreich	2,218	2,218	0
Luke Bodenstein	318	318	0
Carol A. Boettger	442	442	0
Christopher M. Bone	150,230	150,230	0
Larry Booth	68	68	0
Scott Borchers	437	437	0
Lewis Borgenicht	31,919	31,919	0
Lesley Bourne	68	68	0
Deborah Bowers	97	97	0
Stephen Boyar	8,892	8,892	0
Jo-Anne Bragg	1,386	1,386	0
Ben S. Brandon	457	457	0
Joseph Brechka	1,386	1,386	0
John Breitwieser	1,663	1,663	0
Mary Denise Bruton	1,275	1,275	0
Stephen Bryson	1,386	1,386	0
Mark Brzostowski	9,980	9,980	0
James F. Buchanan	554	554	0
Jeffrey Buchman	3,603	3,603	0
Ronald W. Buesser	1,663	1,663	0
Michael Bullard	1,595	1,595	0
Carol D. Bunton	887	887	0
Victor Buonopane	2,221	2,221	0
Roger L. Burke	68	68	0
Thomas J. Burmester	128	128	0
Minh Byers	68	68	0
Jose R. Cadiz	68	68	0
Natalie A. Calello	277	277	0
Maria Victoria Calica	68	68	0
John Cameron	162	162	0
Susan M. Cannata	96	96	0
Michelle A. Capetillo	68	68	0
Robert C. Capperella	1,127	1,127	0
Korin R. Cardinal	68	68	0
Linda M. Cardone	102	102	0
William M. Carroll	144	144	0
Maria Carter	162	162	0
Jeff Chad	9,425	9,425	0
Louise Chambers	1,939	1,939	0
Jonathan L. Cheney	1,830	1,830	0
Andrew Cheung	56	56	0
Chin Il Choe	83	83	0
Susan Choe	1,663	1,663	0
Barbara Christie-Solomon	831	831	0
Charles J. Clark	222	222	0
Nikki L. Cleaves	162	162	0
Pamela M. Cohen	1,023	1,023	0
Staci C. Coleman	68	68	0

Luiza Console	139	139	0
Lawrence Cooney	159	159	0
Sharogerlene Cooper	68	68	0
Thomas A. Cooper	888	888	0
Mary Frances Copeland	271	271	0
Lynda G. Costello	755	755	0
Martina Cousin	554	554	0
Michele A. Craine	635	635	0
Anthony S. Crisci, Jr.	315	315	0
John D. Cronin	169	169	0
David B. Cullinan	184	184	0
Josie Darby	166	166	0
Frank Daspit	4,032	4,032	0
Normarie Davis	15	15	0
James C. Daw	1,719	1,719	0
Sherry A. Deen-Narain	166	166	0
Amy DeLorenzo	90	90	0
Doreen Devine	1,416	1,416	0
Karim Dhanani	928	928	0
Sherry Dineen	477	477	0
Lucas DiPalermo	340	340	0
Lynn W. Dippold	11,088	11,088	0
Thomas J. Dolan	18,672	18,672	0
Thomas P. Dolan	7,208	7,208	0
Ronald J. Dolecki	21,053	21,053	0
Dee Dominick Bradley	1,830	1,830	0
Linda M. Downing	87	87	0
Gertrude E. Downs	510	510	0
Patricia Dowse	166	166	0
Nathan J. Drapkin	484	484	0
Carol Droppa	431	431	0
Babu Dukkipati	332	332	0
Swarna Dukkipati	277	277	0
Douglass S. Dunbar	3,210	3,210	0
Melissa M. Dutcher	318	318	0
Tracy E. Eaton	332	332	0
Steven H. Ellner	4,357	4,357	0
David Engelhaupt	162	162	0
Marybeth Eppig	296	296	0
Christian Eyert	97	97	0
Robert J. Fallon	167	167	0
Robert B. Fane	998	998	0
Karen M. Fanis	68	68	0
Leonard Farrell	340	340	0
Anthony V. Ferraro	2,325	2,325	0
Karen E. Fischer	244	244	0
Franklin L. Fisher	2,786	2,786	0
Morris Fishman	10,395	10,395	0
Teresa Fitzsimmons	28	28	0
Mary P. Flynn	68	68	0

Edward W. Fox	7,606	7,606	0
Mark David Frankel	444	444	0
Frank Fratoni	444	444	0
Dee Ann Frawley	880	880	0
David Freeman	2,163	2,163	0
Thomas Freiler	162	162	0
Eddie J. French	68	68	0
Kevin W. Fuller	204	204	0
Kathleen Gail	1,941	1,941	0
Matthew T. Gallardo	68	68	0
Gerald Gallimore	28	28	0
JoAnn Gallimore	106	106	0
Kimberly Gambles	100	100	0
Felix I. Garcia	238	238	0
Samuel Garcia	68	68	0
Sondra Gardiner	714	714	0
Sherilynn Gardner-Pitre	139	139	0
Deanna Gee	1,220	1,220	0
Jeanette R. Gibson	1,830	1,830	0
John J. Gish	168,858	168,858	0
Lane L. Glasgow	1,443	1,443	0
Lawrence Golden	24,143	24,143	0
Raja Gopalan	194	194	0
G. Hart Gordon	1,663	1,663	0
Douglas Gore	28	28	0
Michelle M. Graham	408	408	0
Barbara Gross	435	435	0
Linda Grosso	13,860	13,860	0
Robert Grotyohann	172	172	0
John Grywalski, Jr.	493	493	0
Michael J. Gulotta	207,396	207,396	0
Michael J. Gulotta Jr.	4,763	4,763	0
Eric Haensgen	68	68	0
Daniel A. Hajjar	2,759	2,759	0
Linda E. Hakala	486	486	0
Andrea M. Hall	1,285	1,285	0
Sandra Hallman	1,296	1,296	0
Nancy Halloran	162	162	0
Rodney G. Hannah	514	514	0
Donald P. Harrington	13,696	13,696	0
Roger C. Harris	3,579	3,579	0
Sherman Harris	159	159	0
James B. Harvey	68	68	0
Diann Z. Hatcher	100	100	0
Diane L. Hauschild	375	375	0
Don Hawes	167	167	0
Jane Hawes	12	12	0
Terry W. Hayes	64	64	0
John A. Hebenstreit	2,215	2,215	0
Frederick N. Heidorn	16,632	16,632	0

Lenard Henley	68	68	0
David A. Hennessy/Elizabeth R. Hennessy	575	575	0
Ellen Hennessy	10,327	10,327	0
Ellen Hennessy and Frank Daspit	39,943	39,943	0
Diane K. Herwehe	2	2	0
James L. Hess	117,478	117,478	0
Mindy S. Hintelmann	341	341	0
Dennis T. Hirata	2,218	2,218	0
Kevin Ho	1,109	1,109	0
Stephen Hoeffner	10,241	10,241	0
Mark A. Hollis	1,830	1,830	0
Kathleen Holness	5,947	5,947	0
Donna Holt	97	97	0
Wendy W. Hom	4,628	4,628	0
Tsochih Hong	1,185	1,185	0
Thomas C. Hoskins	1,830	1,830	0
Bi-Hwa Huang	83	83	0
Matthew Hucher	315	315	0
Cyrus W. Huneycutt	651	651	0
Chi Heng Hung	3,743	3,743	0
Mandy Hussey	162	162	0
Colin Hwang	264	264	0
Jeannie Hwang	943	943	0
Dennis Hyland	3,326	3,326	0
Pina Infusini	1,608	1,608	0
Gregory Ingle	848	848	0
Barbara Iocca	277	277	0
Sheree Jaeck	22	22	0
Richard Jaffke	3,326	3,326	0
Alexander J. Jaloway	971	971	0
Allen James	4,436	4,436	0
John Jarka	1,155	1,155	0
John T. Jarusiewicz	2,218	2,218	0
Thomas H. Jarusiewicz	318	318	0
Tyler A. Jayroe	4,211	4,211	0
George H. Jelinski	340	340	0
Elaine E. Jennings	16,632	16,632	0
Sujatha Jeyaraman	162	162	0
Steven G. Johnson	618	618	0
Eleanor Jones	8	8	0
Kenneth S. Jones	1,330	1,330	0
Patricia Jones	68	68	0
Shirley Jones	998	998	0
John Joynes	510	510	0
Kathleen A. Jurs	262	262	0
Janice M. Karlson	179	179	0
Suzanne R. Katambwe	554	554	0
Andrea Katz	3,711	3,711	0
Raymond Keane	998	998	0
Adele Kellman	144	144	0

Cynthia F. Kelly	318	318	0
Kathleen Kelly	95	95	0
Allyson Kemka	277	277	0
Joseph M. Kemka	21,832	21,832	0
Julia Kent	148	148	0
Abdul S. Kerim	68	68	0
Karen W. Khan Curley	1,023	1,023	0
Elizabeth Khazzam	146	146	0
Richard Kiehn	4	4	0
Kristine A. Klepper	5,544	5,544	0
Bradford Klinck	12,214	12,214	0
Edward Klos	16,634	16,634	0
Erin A. Knoell	56	56	0
Paul L. Koch	2,530	2,530	0
Michael Konarski	169	169	0
Sharon L. Kophanel	2,266	2,266	0
Joanna Kostrzewa	831	831	0
Patricia A. Kowall	340	340	0
Cheryl J. Kramer Rothman	1,577	1,577	0
Ramraj Krishnan	1,386	1,386	0
Linda Kruse	1,663	1,663	0
Hui-Lin Kuo	1,275	1,275	0
Janice C. Kupka	68	68	0
Scott P. Kutcher	139	139	0
Mandy R. Laesch	169	169	0
Louis A. Laffin	56	56	0
Beverly G. Landstrom	42,211	42,211	0
Vanessa Lannert	443	443	0
Troy M. LaRue	117	117	0
Ky T. Le	867	867	0
Martha G. Leahy	68	68	0
James T. Lecher	477	477	0
Paul Lee	683	683	0
Dawn R. Lemke	68	68	0
Helen Leung	139	139	0
Debbie S. Liebeskind	1,012	1,012	0
Wei-Liang Lin	278	278	0
Mary Liscoumb	443	443	0
Henry Lo	166	166	0
Rita L. Lo	1,004	1,004	0
Malaika Lock	68	68	0
Amy L. Loether	11,088	11,088	0
Lynn Lombardo	554	554	0
Lisa Lombardo-Claus	1,386	1,386	0
Kimberly C. Lorenz	169	169	0
Patricia M. Losey	159	159	0
Amy J. Lucks	477	477	0
Thomas E. Luther	486	486	0
James L. Lutrell	238	238	0
Scott J. Macey	1,647	1,647	0

Katie J. Maldonado	102	102	0
Sandra D. Malebranche	375	375	0
Robert Malone	1,021	1,021	0
Anthony N. Manganello	68	68	0
Gary Mann	2,653	2,653	0
Melissa R. Manza	318	318	0
Scott Margolin	1,774	1,774	0
Paul F. Marmora	278	278	0
Susan D. Marsh	772	772	0
Marjorie R. Martin	5,544	5,544	0
Michele Mastropolo	4	4	0
Arliss Matich	68	68	0
Shea D. Maultsby	11,088	11,088	0
Michael J. Maxwell	19,678	19,678	0
Kenneth Mayda	971	971	0
Michael Mayhew	162	162	0
Geraldine Mazalewski	159	159	0
Mary E. Mazurek	442	442	0
John McCarthy	1,109	1,109	0
Dorothy McFarland	442	442	0
Eileen McGee	117	117	0
Eileen McGrath	874	874	0
William David McKinnie, III	50,063	50,063	0
Daniel R. McMonagle	29	29	0
Martin Meadow	831	831	0
Thomas W. Meagher	8,419	8,419	0
Christopher Mealin	17	17	0
Henry J. Mealin	5,524	5,524	0
John Mealin	4,353	4,353	0
Jillian Medoff	453	453	0
Elizabeth A. Mendola	350	350	0
Carmen Metcalfe	139	139	0
Nancy J. Mienhardt	1,160	1,160	0
Alice Miller	340	340	0
Daniel Miller	8,871	8,871	0
David C. Miller	2,117	2,117	0
John J. Miller	56,674	56,674	0
Monika Minor	162	162	0
Lawrence A. Moellers	110	110	0
Theresa A. Mohr	1,164	1,164	0
Kenneth C. Morgan	29,979	29,979	0
Nancy K. Mueller	68	68	0
Arthur Murphy	1,079	1,079	0
John Murphy	2,771	2,771	0
Sandra B. Murray	11	11	0
David Myles	166	166	0
Sujatha Nampalli	68	68	0
Christopher A. Narcisco	64	64	0
Wendy A. Neal	945	945	0
Glen C. Nebel	1,986	1,986	0

Paul M. Nelson	68	68	0
Jonathan Nemeth	26,367	26,367	0
John Nestico	4,638	4,638	0
Khanh Nguyen	179	179	0
Andrzej T. Niewiadomski	2,218	2,218	0
Mien H. Niu	1,333	1,333	0
Thomas E. Norton	24,388	24,388	0
Maritza L. Nowakowski	2,486	2,486	0
Denise B. O'Bara	95	95	0
Jessica M. Occhino	186	186	0
George F. O'Donnell	23,293	23,293	0
Florence O. Odufu	68	68	0
Femi O. Odulana	1,663	1,663	0
Christine M. Olhava-Ablin	34	34	0
Elizabeth A. Olson	2,218	2,218	0
Linda Orr	720	720	0
Alan Oskowsky	1,968	1,968	0
John O'Sullivan	5,493	5,493	0
Dorothy M. Ott	203	203	0
Stanislaw Pade	1,369	1,369	0
Joseph J. Pagano	1,830	1,830	0
Brenda Page	97	97	0
Janna M. Paolino	68	68	0
Thomas J. Parciak	15,727	15,727	0
John C. Parr	3,623	3,623	0
Timothy Parris	28	28	0
Raymount Paschal	12	12	0
Ankita M. Patel	68	68	0
Margi Patel	68	68	0
Joseph Paterno	333	333	0
Dean Pedretti	19	19	0
Maria L. Perez	8	8	0
Auburn Perkins	4	4	0
Raymond Perry	1,220	1,220	0
Shannon Perry-Tucker	120	120	0
Gina Petrone-Mumolie	1,663	1,663	0
Stephanie Pfeiffer	31	31	0
Thi M. Pham	95	95	0
Linda S. Phillips	442	442	0
Marklyn W. Pierre	68	68	0
Vinita Pilani	194	194	0
Luc Pomerleau	244	244	0
Khuzema Poonawala	68	68	0
Dylan Porter	4,436	4,436	0
David P. Previte	251	251	0
Doug L. Pryor	1,539	1,539	0
Amin Purshottam	554	554	0
Ann Rachel Quesada	43,270	43,270	0
Antonio P. Quesada	2,079	2,079	0
Kathleen A. Quinn	34	34	0

Vivian V. Quintanilla	31	31	0
Hugh R. Raines	8	8	0
Jennifer Rambusch	357	357	0
Neela K. Ranade	8,944	8,944	0
Joi Randall	277	277	0
Christine Randle	609	609	0
Otis C. Ray	6,737	6,737	0
Mary Elizabeth Redding	6,748	6,748	0
Robert Reddington	56,288	56,288	0
Rebecca W. Redman	2,495	2,495	0
Susan M. Rees	11	11	0
W. Mitchell Rees	9,703	9,703	0
Anne M. Reminger	159	159	0
Leslie H. Richmond	16,467	16,467	0
Nicole A. Rickmond	266	266	0
Judith Ringlein-Dunn	204	204	0
Calvin R. Roberson	68	68	0
Elizabeth Robinson	190	190	0
Jeffrey Robinson	5,544	5,544	0
John T. Rock	296	296	0
Mary C. Romash	11	11	0
Beverly S. Rose	13,860	13,860	0
Donna L. Rose	225	225	0
Mark Rosenberg	2,577	2,577	0
Rachel Rosengard	16	16	0
Lester J. Rosensaft	190,976	190,976	0
Randall Roth	1,142	1,142	0
Allen J. Rothman	46,251	46,251	0
Wanda Russell	971	971	0
Gordon Rutledge	4,436	4,436	0
Jack Sabley	190	190	0
Sylvia Sae	342	342	0
Rafael Sanchez	974	974	0
Benjamin J. Sandborg	554	554	0
Antonietta Sartor	79	79	0
Ingalill Saxena	1,666	1,666	0
John Scala	1,494	1,494	0
Cheryllee Schachel	477	477	0
Rita L. Schmieder	68	68	0
Estate of Clarin S. Schwartz	51,123	51,123	0
Barry K. Schwebs	1,278	1,278	0
Karen A. Sefcik	6,376	6,376	0
Frank B. Senese	128	128	0
Deborah J. Sessoms	780	780	0
Kelly Shah	8,871	8,871	0
Amy Sham	1,150	1,150	0
Sherry Shaw-Kobee	554	554	0
Yelena Shchekina	169	169	0
Brian R. Shepherd	12	12	0
Donna Sherratt-Bado	238	238	0

Mary-Catherine Shiflett	2,218	2,218	0
Stephen H. Shub	833	833	0
Jefferson T. Simmons	102	102	0
Michelle M. Sims	4	4	0
Scott B. Singhass	169	169	0
Richard C. Skibinski	68	68	0
Craig S. Smith	169	169	0
Gerald Smith	1,663	1,663	0
Kenyata Smith	68	68	0
James M. Smitreski	5,277	5,277	0
Leslie K. Soo Hoo	8,871	8,871	0
Maribel Soto	159	159	0
Matthew Spicer	162	162	0
Vicki Squire-Hall	190	190	0
Vincent Stesner	1,241	1,241	0
William F. Stopa	976	976	0
Ellen Stuckey	53	53	0
Stephanie L. Sturm	68	68	0
Alene Styles-Glover	1,031	1,031	0
Lisa Stylianou	28	28	0
Warren P. Suggs	1,663	1,663	0
Eric Summers	1,830	1,830	0
Ying Loi Sung	3,326	3,326	0
Jon D. Sutcliffe	7,374	7,374	0
John Swaney	554	554	0
Rezzelline Tan	166	166	0
Nancy M. Tartaro	18,166	18,166	0
Chris D. Taylor	4	4	0
Valencia Taylor	28	28	0
James Teasley	323	323	0
Nancy Thacker	1,109	1,109	0
Juna Thelemaque	8	8	0
Raymond N. Thomas	2,748	2,748	0
Andrew W. Thompson	2,818	2,818	0
Sani Timbadia	318	318	0
Sharon Tomita	1,663	1,663	0
Pamela Y. Toussaint	3,471	3,471	0
Ollie Treadway	4,616	4,616	0
Louis Tremblay	21	21	0
Marie Frances Trometer	340	340	0
Thau-Yung Tsao	56	56	0
Alan Turetz	10,701	10,701	0
Andrzej Tyminski	998	998	0
Christine J. Ubertaccio	3,579	3,579	0
Richard Vair	9,273	9,273	0
April H. Valerio	162	162	0
Lynda Van Hoorn	277	277	0
Douglas Varga	1,830	1,830	0
Vinod Vedvyas	2,771	2,771	0
Ada C. Villahermosa	28	28	0

Lucretia Benee Vinson	2	2	0
Aimee L. Viola	29,158	29,158	0
Marie Vladic	68	68	0
F. Randy Vogenberg	11,088	11,088	0
Shawn C. Vollmann	340	340	0
Robert Wagner	1,497	1,497	0
Elaine Walsh	1,109	1,109	0
Augustine Wan	604	604	0
Bor-Sing Wang	2,294	2,294	0
Edward D. Ward	554	554	0
Mary M. Ward	5,991	5,991	0
Kimberly C. Warwick	150	150	0
Eddie R. Watson II	350	350	0
James W. Wells	2,412	2,412	0
Kenneth R. Wells	888	888	0
Vernetta S. Wells	194	194	0
Michael J. Whalen	169	169	0
Amie D. White	169	169	0
Jeanne Whitmore	95	95	0
James R. Wiggins	1,386	1,386	0
Jennifer J. Wikstrom	88	88	0
Henry B. Wilantewicz III	186	186	0
B. Jill Wilkinson	277	277	0
Thomas J. Will	1,654	1,654	0
Jacqueline Williams	68	68	0
Patricia I. Wilner	1,386	1,386	0
Lawrence F. Wilson	8,316	8,316	0
Hoi Shun Wong	95	95	0
Michael G. Worthen	162	162	0
Hugh L. Worthington	204	204	0
Harry Wright	18,382	18,382	0
Philip Wright	17,083	17,083	0
Suzanne C. Wyatt	1,830	1,830	0
Maryann Yim	1,663	1,663	0
David P. York	1,386	1,386	0
Gretchen K. Young	4,452	4,452	0
Thomas M. Zavist	4,030	4,030	0
Kelley Zittinger	162	162	0

	2,395,072

PLAN OF DISTRIBUTION

        We will receive no part of the proceeds of any sales made hereunder. We will pay all expenses of registration incurred in connection with this offering and in connection with the offering and sale of the shares, other than commissions, discounts and fees of underwriters, dealers or agents. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

        The selling stockholders and any broker-dealers participating in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under that Act.

        The selling stockholders may from time to time sell all or a portion of the shares on the New York Stock Exchange or on any national securities exchange on which our common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The shares will not be sold in an underwritten public offering. The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

        (1)  a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

        (2)  purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

        (3)  ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

        (4)  privately negotiated transactions.

        In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive from the purchasers of such shares commissions as described above.

        In connection with the distribution of the shares, the selling stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the shares short and redeliver the shares to close out the short positions. The selling stockholders may also enter into option or other transactions with broker-dealers, which require the delivery to the broker-dealer of the shares. The selling stockholders may also loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares. In addition to the foregoing, the selling stockholders may enter into, from time to time, other types of hedging transactions.

        The selling stockholders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 and any profit on the sale of shares by the selling stockholders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under that Act.

        In addition, any shares covered by this prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 under the Securities Act rather than pursuant to this prospectus.

LEGAL MATTERS

        The validity of the securities will be passed upon for us by Richard E. Barry, our Senior Counsel and Assistant Secretary. As of October 8, 2002, Mr. Barry owned 5,117 shares of Aon Corporation common stock, held restricted stock awards of 24,600 shares and 1,980 vested and 24,020 unvested stock options. In addition, 2,682 shares of Aon Corporation common stock held by its employee stock ownership plan and savings plan were attributable to Mr. Barry.

EXPERTS

        The consolidated financial statements and the related financial statement schedules (as restated) of Aon Corporation included in Aon Corporation's Annual Report (Form 10-K/A) for the year ended December 31, 2001 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended March 31, 2002 and March 31, 2001, and the three and six-month periods ended June 30, 2002 and June 30, 2001, incorporated by reference in this prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports, included in Aon Corporation's Quarterly Reports on Forms 10-Q/A and Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002, respectively, and incorporated herein by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.*

Securities and Exchange Commission registration fee	$1,167
Accounting fees	5,000
Printing, distribution, and engraving fees	5,000
Legal fees and expenses	15,000
Miscellaneous	333

Total	$26,500

*
All amounts are estimated except for the Securities and Exchange Commission registration fee.

Item 15. Indemnification of Directors and Officers.

        The registrant was organized under and is subject to the Delaware General Corporation Law. Delaware law provides that officers and directors may receive indemnification from their corporations for certain actual or threatened lawsuits. The Delaware law sets out the standard of conduct which the officers and directors must meet in order to be indemnified, the parties who are to determine whether the standard has been met, and the types of expenditures which will be indemnified. Delaware law further provides that a corporation may purchase indemnification insurance, such insurance providing indemnification for the officers and directors whether or not the corporation would have the power to indemnify them against such liability under the provisions of Delaware law.

        The registrant has adopted an article within its second restated certificate of incorporation, as amended, which provides that it will indemnify its officers and directors to the full extent permitted by Delaware law.

        Furthermore, the registrant is covered by insurance which will reimburse it within the policy limits for amounts it is obligated to pay in lawsuits involving officers and directors serving in such capacities in which the damages, judgments, settlements, costs, charges or expenses incurred in connection with the defense of the action, suit or proceeding are reimbursable pursuant to the law and the second restated certificate of incorporation, as amended.

Item 16. Exhibits.

        Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the registrant with the Securities and Exchange Commission, as indicated. All other documents listed are or will be filed with this registration statement.

Number	Description
*2(a)	Agreement and Plan of Merger dated as of August 22, 2000 between the registrant, Aon Keith Acquisition Corp. and ASA Acquisition Corp. incorporated by reference to Exhibit 2(a) to the registrant's Registration Statement on Form S-3 (SEC File No. 333-49300).
*2(b)
Registration Rights Agreement dated as of October 2, 2000 between the registrant and Ellen A. Hennessy, as the stockholders' representative incorporated by reference to Exhibit 2(b) to the registrant's Registration Statement on Form S-3 (SEC File No. 333-49300).

*3(a)	Second Restated Certificate of Incorporation of the registrant incorporated by reference to Exhibit 3(a) to the registrant's Annual Report on Form 10-K for the year ended December 31, 1991.
*3(b)
Certificate of Amendment of the registrant's Second Restated Certificate of Incorporation incorporated by reference to Exhibit 3 to the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.
*3(c)	Certificate of Amendment of the registrant's Second Restated Certificate of Incorporation incorporated by reference to Exhibit 3 to the registrant's Current Report on Form 8-K, dated May 9, 2000.
*3(d)	Amended By-laws of the registrant incorporated by reference to Exhibit 3.2 to the registrant's Current Report on Form 8-K filed October 4, 2002.
*3(e)	Certificate of Designation for the registrant's Series C Cumulative Preferred Stock incorporated by reference to Exhibit 4.1 to the registrant's Current Report on Form 8-K, dated February 9, 1994.
5	Opinion of Richard E. Barry, Senior Counsel and Assistant Secretary of the registrant.
23(a)	Consent of Richard E. Barry (included in Exhibit 5).
23(b)	Consent of Ernst & Young LLP.
23(c)	Acknowledgement of Ernst & Young LLP.
24	Powers of Attorney.

Item 17. Undertakings.

        The registrant hereby undertakes:

          (a)  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, as of October 9, 2002.

AON CORPORATION
By:	/s/ PATRICK G. RYAN Patrick G. Ryan Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated as of October 9, 2002.

Signature	Capacity

/s/ PATRICK G. RYAN Patrick G. Ryan	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
/s/ HARVEY N. MEDVIN Harvey N. Medvin	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
* Edgar D. Jannotta	Director
* Lester B. Knight	Director
* Perry J. Lewis	Director
* R. Eden Martin	Director
* Andrew J. McKenna	Director
* Robert S. Morrison	Director
* Richard C. Notebaert	Director
* Michael D. O'Halleran	President, Chief Operating Officer and Director

* John W. Rogers, Jr.	Director
* Patrick G. Ryan, Jr.	Director
* George A. Schaefer	Director
/s/ RAYMOND I. SKILLING Raymond I. Skilling	Executive Vice President, Chief Counsel and Director
* Carolyn Y. Woo	Director
*By:	/s/ RAYMOND I. SKILLING Raymond I. Skilling Attorney-in-Fact

Date: October 9, 2002

EXHIBIT INDEX

TO REGISTRATION STATEMENT
ON FORM S-3

AON CORPORATION

Exhibit Number	Description of Exhibit
*2(a)	Agreement and Plan of Merger dated as of August 22, 2000 between the registrant, Aon Keith Acquisition Corp. and ASA Acquisition Corp. incorporated by reference to Exhibit 2(a) to the registrant's Registration Statement on Form S-3 (SEC File No. 333-49300).
*2(b)
Registration Rights Agreement dated as of October 2, 2000 between the registrant and Ellen A. Hennessy, as the stockholders' representative. incorporated by reference to Exhibit 2(b) to the registrant's Registration Statement on Form S-3 (SEC File No. 333-49300).
*3(a)	Second Restated Certificate of Incorporation of the registrant incorporated by reference to Exhibit 3(a) to the registrant's Annual Report on Form 10-K for the year ended December 31, 1991.
*3(b)
Certificate of Amendment of the registrant's Second Restated Certificate of Incorporation incorporated by reference to Exhibit 3 to the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.
*3(c)	Certificate of Amendment of the registrant's Second Restated Certificate of Incorporation incorporated by reference to Exhibit 3 to the registrant's Current Report on Form 8-K, dated May 9, 2000.
*3(d)	Amended By-laws of the registrant incorporated by reference to Exhibit 3.2 to the registrant's Current Report on Form 10-K for the year ended December 31, 1982.
*3(e)	Certificate of Designation for the registrant's Series C Cumulative Preferred Stock incorporated by reference to Exhibit 4.1 to the registrant's Current Report on Form 8-K dated February 9, 1994.
5	Opinion of Richard E. Barry, Senior Counsel and Assistant Secretary of the registrant.
23(a)	Consent of Richard E. Barry (included in Exhibit 5).
23(b)	Consent of Ernst & Young LLP.
23(c)	Acknowledgement of Ernst & Young LLP.
24	Powers of Attorney.

Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the registrant with the Securities and Exchange Commission, as indicated.

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TABLE OF CONTENTS
WHERE YOU CAN FIND MORE INFORMATION
SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
THE COMPANY
THE OFFERING
USE OF PROCEEDS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM S-3 AON CORPORATION